Exhibit 99.1

SIDUS SPACE REPORTS FULL YEAR 2023 FINANCIAL RESULTS AND PROVIDES BUSINESS UPDATE

CAPE CANAVERAL, Fla – March 27, 2024 —Sidus Space, Inc. (NASDAQ:SIDU) (the “Company” or “Sidus”), a Space and Data-as-a-Service satellite company, announces financial results for the full year ended December 31, 2023 and provides a business update. Management is scheduled to host a conference call and webcast today, March 27th, at 9:00 a.m. ET.

“2023 was a pivotal year for Sidus, culminating with the successful launch of our first LizzieSatTM on the SpaceX Transporter-10 Rideshare Mission earlier this month. LizzieSat-1 is the first of several satellites planned for launch to Low Earth Orbit. We are quickly building our constellation of 3D-printed, AI-enhanced satellites, with two more LizzeSats manifested for launch before the end of the year,” said Carol Craig, Founder and CEO of Sidus.

“Launching LizzieSat-1 was a major step in executing our strategy of building high-margin, recurring revenue streams from our satellite data, and we have already begun to see the effects of this on our financials with a gross margin of 28% for 2023, an 8% improvement over the prior year,” continued Craig. “Additionally, we bolstered our balance sheet subsequent to year end by raising gross proceeds of $15.2 million, putting us on stronger financial footing as we continue to expand our constellation later this year and into the future.”

Operational Highlights for the Quarter Ending December 31, 2023:

●	Successfully Completed LizzieSat Vibration Testing
●	Announced Issuance of New U.S. Patent for Electromagnetic Interference (EMI) Filter Unit
●	Integrated FeatherEdge AI into LizzieSat
●	Received NASA Stennis ASTRA Flight Software and Hardware
●	Awarded Additional Bechtel Cable Assembly Contract for Mobile Launcher 2
●	Added Contracts for Data Collected by LizzieSat Satellites
●	Awarded 5 Year, $10 Million Ceiling (IDIQ) Commercial Contract to Support Commercial Lunar Transportation
●	Completed Environmental Testing of AI-Enhanced LizzieSat

Subsequent Operational Highlights:

●	Established Two-Way Communications with State-of-the-Art Hybrid 3D-Printed LizzieSat™ after Successful Launch and Deployment on the SpaceX Transporter-10 Rideshare Mission
●	Launched LizzieSat from Vandenberg Space Force Base
●	Completed Contract to Deliver Onboard Computing Flight Hardware
●	Completed System Requirements & Design Review, Demonstrating Progress Toward Launch of Innovative Precision Positioning, Navigation and Timing Payload
●	Integrated NASA Stennis ASTRA Engineering Unit into LizzieSat
●	Announced Publication of New U.S. Patent Application for LizzieSat Platform
●	Awarded National Geospatial-Intelligence Agency IDIQ Research and Development Contract with $794 Million Ceiling to Solis Applied Science Team, Including Sidus Space
●	Unveiled Cutting-edge Multi-Material 3D Printed Space Hardware Division
●	Announced Technology Hosting Payload Contract with ASPINA
●	Achieved Critical Artificial Intelligence (AI) and Hardware Contract Milestones
●	Secured NOAA Approval to Provide Imaging Services to Government and Commercial Customers

Corporate Governance and Capital Formation Highlights:

●	Appointed Bill White as Chief Financial Officer
●	Subsequent to December 31, 2023, the Company received gross proceeds of $15.2 million through the exercise of warrants and two equity offerings

Financial Highlights for the Full Year Ending December 31, 2023:

Total revenue for the twelve months ended December 31, 2023 totaled approximately $6.0 million, a decrease of $1.3 million compared to total revenue for the twelve months ended December 31, 2022. This decrease was primarily driven by the timing of fixed price milestone contracts offset by satellite payload revenue.

Cost of revenue decreased 26% for the twelve months ended December 31, 2023 to approximately $4.3 million as compared to approximately $5.9 million for the twelve months ended December 31, 2022. The decrease was primarily driven by a mix of contracts and an increase in our higher margin satellite related business, which helped offset continued increased supply chain related costs in the manufacturing side of our business.

Gross profit increased 14% for the twelve months ended December 31, 2023 to approximately $1.6 million as compared to approximately $1.4 million for the twelve months ended December 31, 2022. Gross profit margin increased to 28% for the full year 2023 as compared to 20% for the full year 2022. This improvement was driven by an increase in the Company’s higher margin satellite business.

Selling, general, and administrative expenses for the twelve months ended December 31, 2023 totaled $14.2 million as compared to $13.5 million for the same period the prior year. The increase was primarily due to an increase in professional fees, including legal costs, associated with the acquisition of Exo-Space, as well as an increase in fundraising and employee expenses. This was offset by a decrease in insurance rates, license fees, and IR/PR expenses.

Adjusted EBITDA loss, a non-GAAP measure, for the twelve months ended December 31, 2023 totaled $10.9 million as compared to an Adjusted EBITDA loss of $9.7 million for the same period the prior year. Total non-GAAP adjustments for interest expense, depreciation and amortization, acquisition deal costs, severance costs, capital markets and advisory fees, equity-based compensation, and warrant costs are provided in the reconciliation table below.

Net loss for the twelve months ended December 31, 2023 was $14.3 million as compared to a net loss of $12.8 million for the same period the prior year.

Balance Sheet:

At December 31, 2023, the Company had cash of $1.2 million as compared to $2.3 million at December 31, 2022. Subsequent to December 31, 2023, the Company received gross proceeds of $15.2 million through the exercise of warrants and two offerings.

Accounts Payable and other current liabilities was $6.7 million at December 31, 2023, as compared to $3.4 million at December 31, 2022. Asset-based loan liability was $2.6 million at December 31, 2023 as compared to $502 thousand at December 31, 2022. Notes payable was $2 million at December 31, 2023 as compared to $1.6 million at December 31, 2022. These increases were primarily due to timing of vendor payments, increased utilization of our asset-based loan and accrued interest expense related to our note payable.

Conference Call and Webcast

Event:	Sidus Space Fourth Quarter and Full Year 2023 Financial Results Conference Call
Date:	Wednesday, March 27, 2024
Time:	9:00 a.m. Eastern Time
Live Call:	+ 1-877-269-7751 (U.S. Toll-Free) or +1-201-389-0908 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1661883&tp_key=c30998f081

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Wednesday, April 10, 2024, at 11:59 P.M. ET and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13745176. An online archive of the webcast will be available for three months following the event at investors.sidusspace.com.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a multi-faceted Space and Data-as-a-Service satellite company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support. The Company is in Cape Canaveral, Florida, where it operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on vertically integrated Space-as-a-Service solutions including end-to-end satellite support.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. More than just a “Satellite-as-a-Service” provider, Sidus Space’s products and services are offered through its four business units: Space and Defense Hardware Manufacturing, Satellite Manufacturing and Payload Integration, Space-Based Data Solutions, and AI/ML Products and Services to support customers from concept to Low Earth Orbit and beyond. Sidus Space is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors discussed in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2023, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

To provide investors with additional information in connection with our results as determined in accordance with GAAP, we use non-GAAP measures of adjusted EBITDA. We use adjusted EBITDA in order to evaluate our operating performance and make strategic decisions regarding future direction of the company since it provides a meaningful comparison to our peers using similar measures. We define adjusted EBITDA as net income (as determined by U.S. GAAP) adjusted for interest expense, depreciation and amortization expense, acquisition deal costs, severance costs, capital market and advisory fees, equity-based compensation and warrant costs. These non-GAAP measures may be different from non-GAAP measures made by other companies since not all companies will use the same measures. Therefore, these non-GAAP measures should not be considered in isolation or as a substitute for relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis.

The following table reconciles adjusted EBITDA to net loss (the most comparable GAAP measure) for the twelve months ended December 31, 2023, and 2022:

	Twelve Months Ended
	December 31,
	2023	2022	Change	%
Net Income / (Loss)	$(14,328,348)	(12,839,968)	$(1,488,380)	12%
Interest Expense (i)	903,136	795,669	107,467	14%
Depreciation and Amortization	217,107	238,859	(21,752)	(9%)
Acquisition Deal Costs (ii)	220,632	-	220,632	-
Severance Costs	147,222	63,769	83,453	131%
Capital Market and advisory fees (iii)	927,875	824,036	103,839	13%
Equity-based compensation (iv)	104,038	1,209,000	(1,104,962)	(91%)
Warrant costs (v)	917,848	-	917,848	-
Total Non-GAAP Adjustments	3,437,858	3,131,333	306,525	10%
Adjusted EBITDA	(10,890,490)	(9,708,635)	(1,181,855)	12%

(i)	Sidus Space incurred increased interest expense due to short-term note payable becoming due in Q4 2024 and interest expense related to an asset-based loan.
(ii)	Sidus Space incurred one-time legal costs associated with the acquisition of Exo-Space, an Artificial Intelligence (AI) company.
(iii)	Sidus Space incurred one-time stock issuance costs in 2023 and 2022, respectively.
(iv)	Sidus Space issued stock-based compensation for services rendered in 2023 and 2022, respectively.
(v)	Sidus Space incurred one-time costs related to underwriter warrants during 2023.

Contacts:

Investor Relations

Valter Pinto or Jack Perkins
KCSA Strategic Communications
sidus@kcsa.com
(212) 896-1254

Media Inquiries

press@sidusspace.com

SIDUS SPACE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
Assets
Current assets
Cash	$1,216,107	$2,295,259
Accounts receivable	1,175,077	850,340
Accounts receivable - related parties	67,447	168,170
Inventory	1,217,929	583,437
Contract asset	77,124	60,932
Contract asset - related party	43,173	14,982
Prepaid and other current assets	5,405,453	3,476,748
Total current assets	9,202,310	7,449,868

Property and equipment, net	9,570,214	2,554,992
Operating lease right-of-use assets	115,573	249,937
Intangible asset	398,135	-
Other assets	64,880	42,778
Total Assets	$19,351,112	$10,297,575

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$6,697,562	$3,415,845
Accounts payable and accrued interest - related party	677,039	566,636
Contract liability	77,124	60,932
Contract liability - related party	43,173	14,982
Asset-based loan liability	2,587,900	502,349
Notes payable	2,017,286	1,599,150
Operating lease liability	119,272	199,158
Total current liabilities	12,219,356	6,359,052

Operating lease liability - non-current	-	63,310
Total Liabilities	12,219,356	6,422,362

Commitments and contingencies

Stockholders’ Equity
Preferred Stock: 5,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding
Series A convertible preferred stock: 2,000 shares authorized; 372 and 0 shares issued and outstanding, respectively	-	-
Common stock: 210,000,000 authorized; $0.0001 par value
Class A common stock: 200,000,000 shares authorized; 983,173 and 80,227 shares issued and outstanding, respectively	98	8
Class B common stock: 10,000,000 shares authorized; 100,000 shares issued and outstanding	10	10
Additional paid-in capital	49,918,441	32,131,041
Accumulated deficit	(42,786,793)	(28,255,846)
Total Stockholders’ Equity	7,131,756	3,875,213
Total Liabilities and Stockholders’ Equity	$19,351,112	$10,297,575

SIDUS SPACE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended
	December 31,
	2023	2022

Revenue	$5,010,565	$6,250,780
Revenue - related parties	952,220	1,042,628
Total - revenue	5,962,785	7,293,408
Cost of revenue	4,321,482	5,855,275
Gross profit (loss)	1,641,303	1,438,133

Operating expenses
Selling, general and administrative expenses	14,166,617	13,482,432
Total operating expenses	14,166,617	13,482,432

Net loss from operations	(12,525,314)	(12,044,299)

Other income (expense)
Other income	17,950	-
Interest expense	(747,420)	(781,376)
Asset-based loan expense	(155,716)	(14,293)
Finance expense	(917,848)	-
Total other income (expense)	(1,803,034)	(795,669)

Loss before income taxes	(14,328,348)	(12,839,968)
Provision for income taxes	-	-
Net loss	$(14,328,348)	$(12,839,968)

Dividend on Series A preferred Stock	(202,599)	-
Net loss attributed to stockholders	(14,530,947)	(12,839,968)

Basic and diluted loss per common share	$(23.11)	$(74.80)
Basic and diluted weighted average number of common shares outstanding	619,986	171,658

SIDUS SPACE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOW

	Years Ended
	December 31,
	2023	2022

Cash Flows From Operating Activities:
Net loss	$(14,328,348)	$(12,839,968)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	1,021,886	1,209,000
Finance Expense	-	-
Depreciation and amortization	217,107	319,936
Bad debt	17,871	22,500
Changes in operating assets and liabilities:
Accounts receivable	(290,839)	(741,984)
Accounts receivable - related party	100,723	275,112
Inventory	(624,881)	(455,935)
Contract asset	(16,192)	(60,932)
Contract asset - related party	(28,191)	(14,982)
Prepaid expenses and other assets	(1,950,807)	(1,911,941)
Accounts payable and accrued liabilities	3,986,275	2,049,484
Accounts payable and accrued liabilities - related party	110,403	50,099
Contract liability	16,192	60,932
Contract liability - related party	28,191	(48,429)
Changes in operating lease assets and liabilities	(8,832)	(6,800)
Net Cash used in Operating Activities	(11,749,442)	(12,093,908)
Cash Flows From Investing Activities:
Purchase of property and equipment	(7,208,200)	(2,099,858)
Cash paid for asset acquisition	(483,644)	-
Net Cash used in Investing Activities	(7,691,844)	(2,099,858)
Cash Flows From Financing Activities:
Proceeds from issuance of common stock units	14,788,121	3,221,355
Proceeds from issuance of Series A preferred stock units	1,811,000	-
Proceeds from asset-based loan agreement	6,379,624	502,349
Repayment of asset-based loan agreement	(4,294,073)	-
Proceeds from notes payable	-	-
Repayment of notes payable	(302,983)	-
Payment of lease liabilities	-	(148,019)
Repayment of notes payable - related party	-	(797,505)
Dividend paid	(19,555)	-
Net Cash provided by Financing Activities	18,362,134	2,778,180
Net change in cash	(1,079,152)	(11,415,586)
Cash, beginning of period	2,295,259	13,710,845
Cash, end of period	$1,216,107	$2,295,259
Supplemental cash flow information
Cash paid for interest	$190,920	$284,178
Cash paid for taxes	$-	$-
Non-cash Investing and Financing transactions:
Debt forgiveness	$-	$1,624,755
Class A common stock issued for conversion of Series A convertible preferred stock	$166,483	$-
Common stock issue for reverse split adjustment	$-	$-
Modification of right-of-use asset and lease liability	$135,235	$-
Class A common stock issued for exercised cashless warrant	$-	$-